Exhibit 10.45

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT, dated as of March 28, 2017 (this "Agreement"), is among – Five Star Bank (the "Subordinating Creditor"), Marrone Bio Innovations, Inc., (the "Debtor"), and LSQ Funding Group L.C. (the "Senior Creditor").

RECITALS

A. Senior Creditor has or expects to acquire a security interest in assets of the Debtor in which the Subordinating Creditor has an interest, including but not limited to the Senior Creditor Collateral.

B. Debtor and Subordinating Creditor are or may become parties to the Subordinating Creditor Agreements.

C. The Creditors are executing this Agreement to set forth their lien priorities with respect to the Senior Creditor Collateral.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Creditors hereby agree as follows:

AGREEMENT

1. DEFINITIONS.  The following terms used herein shall have the following meaning.  All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

1.1. "Bankruptcy Code" - Title 11 of the United States Code.

1.2. "Chosen State" - California.

1.3. "Creditors" - The Subordinating Creditor and the Senior Creditor.

1.4. "Debtor" - See preamble.

1.5. "Party" - Each of the Subordinating Creditor, the Debtor, and the Senior Creditor.

1.6. "Secondary Collateral" - Collateral of a Creditor holding a security interest which is inferior to the priority of the other Creditor.

1.7. "Senior Creditor" - See preamble.

1.8. “Senior Creditor Collateral” – See Exhibit B attached to this Agreement.

1.9. "Senior Creditor Priority Collateral" - All Debtor's present and future Accounts (as

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defined in the Uniform Commercial Code), Inventory, Instruments, Documents, Chattel Paper, and General Intangibles (other than intellectual property), and the direct and indirect proceeds thereof, but excluding Debtor’s deposit account number and deposit account number with Subordinating Creditor.

1.9.1.Senior Creditor Priority Collateral shall also include any raw materials, unfinished goods, finished goods, and//or Inventory of Debtor while in the possession and control of Debtor’s wholly-owned subsidiary, Marrone Michigan Manufacturing, LLC.

1.10. "Senior Creditor Obligations" - Obligations of the Debtor to the Senior Creditor secured by the Senior Creditor Collateral.

1.11. "Subordinating Creditor" - See preamble.

1.12. "Subordinating Creditor Agreements" - All agreements now or hereafter entered into between Subordinating Creditor and Debtor which create an obligation which is secured by the Subordinating Creditor Collateral.

1.13. “Subordinating Creditor Collateral” – All collateral described in the UCC-1 Financing Statements listed on Exhibit A attached to this Agreement, including Debtor’s deposit account number 3207933 and deposit account number 3208014 with Subordinating Creditor.

1.14. "Subordinating Creditor Obligations" - Indebtedness owed by the Debtor to the Subordinating Creditor secured by Subordinating Creditor Collateral.

2. PRIORITY.

2.1. Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, any security interests in the Senior Creditor Priority Collateral now or hereafter held by the Senior Creditor as security for the Senior Creditor Obligations, whether or not perfected, are and shall remain senior to any lien therein now or hereafter held by the Subordinating Creditor.

2.2  Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, any security interests in the Subordinating Creditor Collateral, other than Senior Creditor Priority Collateral, now or hereafter held by the Subordinating Creditor as security for the Subordinating Creditor Obligations, whether or not perfected, are and shall remain senior to any lien therein now or hereafter held by the Senior Creditor.

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3. ENFORCEMENT OF SECURITY INTEREST.

3.1. The Subordinating Creditor shall have no right to take any action with respect to its Secondary Collateral, whether by judicial or non-judicial foreclosure, recordation or enforcement of mechanics liens, notification to the Debtor's account debtors, the seeking of the appointment of a receiver for any portion of the Debtor's assets, setoff, or otherwise, unless and until all Senior Creditor Obligations have been fully and indefeasibly paid.

3.2. Senior Creditor shall have no right to take any action with respect to its Secondary Collateral, whether by judicial or non-judicial foreclosure, recordation or enforcement of mechanics liens, notification to the Debtor's account debtors, the seeking of the appointment of a receiver for any portion of the Debtor's assets, setoff, or otherwise, unless and until all Subordinating Creditor Obligations have been fully and indefeasibly paid.

4. PROCEEDS OF COLLATERAL.

4.1.  Any proceeds of Secondary Collateral, or proceeds of proceeds, received by a Creditor shall be, immediately upon discovery, paid to the other Creditor.

4.2. Nothing contained herein shall prohibit the Subordinating Creditor from receiving and retaining payments made directly by the Debtor by check or electronic funds transfer directly from any deposit account of Debtor, unless the Subordinating Creditor is acting in collusion with Debtor to divert the proceeds of Senior Creditor Priority Collateral from Senior Creditor.

4.3. Any sums due pursuant to Section 4.1 of this Agreement not paid when due shall accrue a late charge at the rate of 10% per annum.

5.CREDITOR COVENANTS AND WARRANTIES.

5.1. The Subordinating Creditor warrants, covenants, and represents that it:

5.1.1. Is the owner of the Subordinating Creditor Obligations, free and clear of the claims of any other entity;

5.1.2. Is the secured party of record in each UCC Financing Statement listed on the attached Exhibit A.

5.1.3. Will not, at any time while this Agreement is in effect assign any of the Subordinating Creditor Obligations to any entity which does not agree in a writing, reasonably satisfactory in form and substance to the Senior Creditor (the "Transfer Document"), to become a Party and to succeed to the rights and to be bound by all of the obligations of the Subordinating Creditor hereunder.  In the case of any such proposed assignment by the Subordinating Creditor, it will notify the Senior Creditor at least (10) ten days prior to the date of any of such intended disposition and include with such notice a copy of the proposed

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Transfer Document.

5.1.4. Will indemnify Senior Creditor and hold it harmless against any direct or indirect loss (including attorney’s fees and expenses) arising from the assertion by any holder of the Subordinating Creditor Obligations that the provisions of this Agreement do not bind such holder.

5.1.5. Waives any rights it may have to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or other change, material or otherwise, in the Senior Creditor Obligations or the Senior Creditor Collateral.

5.1.6. Will not interfere with Senior Creditor’s notifications to the Debtor's account debtors that proceeds of Accounts should be paid to Senior Creditor and not to Subordinating Creditor.

5.2  The Senior Creditor warrants, covenants, and represents that it:

5.2.1. Is the owner of the Senior Creditor Obligations, free and clear of the claims of any other entity;

5.2.2. Is or will become the secured party of record by the filing of a UCC Financing Statement describing the Senior Creditor Collateral listed on the attached Exhibit B.

5.2.3. Will not, at any time while this Agreement is in effect assign any of the Senior Creditor Obligations to any entity which does not agree in a writing, reasonably satisfactory in form and substance to the Subordinating Creditor (the "Senior Creditor Transfer Document"), to become a Party and to succeed to the rights and to be bound by all of the obligations of the Senior Creditor hereunder.  In the case of any such proposed assignment by the Senior Creditor, it will notify the Subordinating Creditor at least (10) ten days prior to the date of any of such intended disposition and include with such notice a copy of the proposed Senior Creditor Transfer Document.

5.2.4. Will indemnify Subordinating Creditor and hold it harmless against any direct or indirect loss (including attorney’s fees and expenses) arising from the assertion by any holder of the Senior Creditor Obligations that the provisions of this Agreement do not bind such holder.

5.2.5. Waives any rights it may have to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or other change, material or otherwise, in the Subordinating Creditor Obligations or the Subordinating Creditor Collateral.

5.2.6. Will not interfere with Subordinating Creditor’s efforts to realize on Subordinating Creditor’s Collateral, other than Senior Creditor Priority Collateral.

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6. REMEDY FOR BREACH.

6.1. Any breach hereof is likely to cause irreparable damage to the aggrieved party.  Therefore, the relief to which such party shall be entitled in such event shall include, but not be limited to: (a) a mandatory injunction for specific performance, (b) judicial relief to prevent a violation of any of the provisions of this Agreement, (c) damages, and (d) any other relief to which it may be entitled at law or in equity.

7. AMENDMENT OF SUBORDINATING CREDITOR AGREEMENTS.

7.1. The consent of Subordinating Creditor shall not be required for any amendment of the Senior Creditor Agreements; provided however, no such amendments of the Senior Creditor Agreements shall affect the rights of Subordinating Creditor hereunder.

7.2. The consent of Senior Creditor shall not be required for any further amendment of the Subordinating Creditor Agreements; provided however, no such amendments of the Subordinating Creditor Agreements shall affect the rights of Senior Creditor hereunder.

8. EFFECT OF BANKRUPTCY.

8.1. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Debtor under the Bankruptcy Code and, without limiting the foregoing shall apply with full force and effect with respect to all Senior Creditor Collateral and Subordinating Creditor Collateral acquired by the Debtor, and obligations incurred by the Debtor to Senior Creditor and the Subordinating Creditor, subsequent to the date of any such petition.

9. NO DUTY TO PROVIDE FINANCIAL ACCOMMODATIONS.

9.1. Nothing contained herein or in any prior agreement or understanding between the Creditors shall be deemed to create any duty on the part of either Creditor to extend or continue to extend financial accommodations to the Debtor.

10. CROSS DEFAULT.

10.1. Notwithstanding anything to the contrary contained in any agreement between Debtor and Senior Creditor, default by Debtor in the performance of its obligations to the Subordinating Creditor shall constitute a default by Debtor in the performance of the Senior Creditor Obligations.

10.2. Notwithstanding anything to the contrary contained in any agreement between Debtor and Subordinating Creditor, default by Debtor in the performance of its obligations to the Senior Creditor shall constitute a default by Debtor in the performance of the Subordinating Creditor Obligations.

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11. CHOICE OF LAW.

11.1. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

12. AMENDMENT AND WAIVER.

12.1. Only a writing signed by all parties hereto may amend this Agreement.  No failure or delay in exercising any right hereunder shall impair any such right that Senior Creditor may have, nor shall any waiver by Senior Creditor hereunder be deemed a waiver of any default or breach subsequently occurring.  Either Creditor's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that either Creditor would otherwise have.

13. CONSTRUCTION OF AGREEMENT.

13.1. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys.  This Agreement supersedes any and all prior agreements and understandings between the parties regarding the subject matter of this Agreement, including that certain Subordination Agreement dated June 14, 2013, by and among the Debtor, Subordinating Creditor and Senior Creditor.

14. BENEFITS OF THIS AGREEMENT.

14.1. This Agreement is solely for the benefit of and shall bind the Creditors and their respective successors and assigns and no other entity shall have any right, benefit, priority, or interest hereunder.

15. TERM.

15.1. This Agreement shall continue so long as the Senior Creditor holds a security interest in any portion of the Senior Creditor Collateral.

16. ATTORNEY'S FEES.

16.1. In the event that any party finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this agreement, the prevailing party shall recover its reasonable attorney's fees and expenses from the unsuccessful party.  It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its

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counsel in similar matters.

17. COUNTERPARTS.

17.1. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

18. NOTICE.

18.1. All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof, postage prepaid, in a receptacle under the control of the United States Postal Service; (b) the first business day following transmittal by electronic means to a device under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof.

18.2 The Creditors each agree to file a UCC-3 Amendment in connection with the Financing Statements filed or to be filed in connection with the Senior Creditor Collateral and the Subordinating Creditor Collateral, which shall give notice that such Financing Statements are subject to the terms and conditions of this Subordination Agreement.

SUBORDINATING CREDITOR

PARTY:Five Star Bank

ADDRESS:

OFFICER:Jim Snider, SVP

DEBTOR

PARTY:Marrone Bio Innovations, Inc.

ADDRESS:1540 Drew Avenue

Davis, CA 95618

OFFICER:Pamela Marrone, CEO/President

SENIOR CREDITOR

PARTY:LSQ Funding Group, L.C.

ADDRESS:

OFFICER:William Samuelson, EVP

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SUBORDINATING CREDITOR:Five Star Bank

By:  /s/ Jim SnyderJim Snider

SVP

DEBTOR:Marrone Bio Innovations, Inc.

By: /s/ Pamela Marrone

Pamela Marrone

CEO/President

SENIOR CREDITOR:LSQ Funding Group, L.C.

By:/s/ William Samuelson

                 William Samuelson

EVP & Director of Operations

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EXHIBIT A

(Subordinating Creditor Financing Statements)

Filing DateFiling NumberFiling Office Jurisdiction

01/03/201220120023053DE

09/03/201420143526878DE

09/03/2014147426716533CA

08/20/201520153643946CA

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EXHIBIT B

All assets of Debtor, including but not limited to, now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation: Accounts, including health-care insurance receivables; Chattel Paper; Inventory; Equipment; Instruments, including Promissory Notes; Investment Property; Documents; Deposit Accounts; Letter of Credit Rights; General Intangibles; and Supporting Obligations.  Notwithstanding the foregoing, “Collateral” does not include Debtor’s deposit accounts and  with Five Star Bank.

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